UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
October 25, 2022
Date of report (Date of earliest event reported)
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SEI INVESTMENTS COMPANY
(Exact name of registrant as specified in charter)
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Pennsylvania	0-10200	23-1707341
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 Freedom Valley Drive
Oaks, Pennsylvania 19456
(Address of Principal Executive Offices and Zip Code)
(610) 676-1000
(Registrants’ Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SEIC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 25, 2022, the Company’s Compensation Committee of the Board recommended, and the Board approved, changes in the fiscal 2022 compensation for Wayne M. Withrow, one of the Company’s Executive Vice Presidents, whereby Mr. Withrow will (i) receive a pro-rated annual salary of $700,000 for fiscal 2022 (effective October 25, 2022), and (ii) have an annual target bonus opportunity of $1,200,000, with the actual amount to be determined at year-end based on individual and/or Company performance as determined by the Compensation Committee of the Board.
Also on October 25, 2022, the Company’s Compensation Committee of the Board recommended, and the Board approved, changes in the fiscal 2022 compensation for Philip N. McCabe, one of the Company’s Executive Vice Presidents, whereby Mr. McCabe will (i) receive a pro-rated annual salary of $650,000 for fiscal 2022 (effective October 25, 2022), and (ii) have an annual target bonus opportunity of $1,000,000, with the actual amount to be determined at year-end based on individual and/or Company performance as determined by the Compensation Committee of the Board.
The agreements with Messrs. Withrow and McCabe were not pursuant to any written agreement.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEI INVESTMENTS COMPANY

Date:	October 27, 2022	By:	/s/ Dennis J. McGonigle
Dennis J. McGonigle Chief Financial Officer